                                                              Exhibit 15(a)(iii)

                      PARTICIPATING ORGANIZATION AGREEMENT

  PARTICIPATING ORGANIZATION AGREEMENT made as of the 21st day of September, 1994, by and between The Winsbury Company Limited Partnership d/b/a The Winsbury Company, an Ohio Limited Partnership (the "Distributor"), First of America Securities, Inc., a Michigan corporation (the "Agent") as a party and on behalf of its affiliate, First of America Brokerage Service, a Michigan corporation (the "Participating Organization").

  WHEREAS, the Distributor serves as the Distributor of The Parkstone Group of Funds (the "Group"), a Massachusetts business trust, which has filed a Registration Statement under the Investment Company Act of 1940 as amended (the "1940 Act") and the Securities Act of 1933 (the "Securities Act", and, together with the 1940 Act, the "Acts"); and

  WHEREAS, the Group is comprised of several separate investment portfolios, each of which is segregated by class;

  WHEREAS, the holders of Investor A shares ("Investor A Shares" or "Shares") of each of the investment portfolios of the Group that are identified in Exhibit A attached hereto (individually, a "Fund," collectively the "Funds") have adopted an Investor A Distribution and Shareholder Services Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act;

  WHEREAS, the Plan authorizes the Distributor to enter into agreements with third parties to implement the Plan; and

  WHEREAS, it is intended that the Agent and Participating Organization provide certain distribution services in connection with the purchase of Investor A Shares of the Group through certain accounts on behalf of Customers ("Customers") of Agent and the Participating Organization (the "Qualified Accounts").

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.   REFERENCE TO PROSPECTUSES; DETERMINATION OF NET ASSET VALUE

1.1 Reference is hereby made to the prospectuses (individually a "Prospectus," collectively the "Prospectuses") for Investor A Shares of each Fund as from time to time are effective under the Securities Act. Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2 For purposes of determining the fees payable to Agent under Section 3, the average daily net asset value of a Fund's Shares will be computed in the manner specified in the Group's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's Shares for purposes of purchases and redemptions.
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2.   GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 The Distributor hereby represents and warrants that it is the principal underwriter of each portfolio of the Investor A Shares of each Fund, which are identified in the Group's Registration Statement and that it is authorized to enter into this Agreement pursuant to the Plan. The Distributor has furnished the Agent with a list of the various states and other jurisdictions in which the Investor A Shares of each Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions, and will promptly notify the Agent of any changes in such list.

2.2 Agent and the Participating Organization hereby represent, warrant and covenant that they are each and will each be at all times relevant to this Agreement registered as a broker-dealer under applicable state or federal securities laws and are otherwise qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. Agent and the Participating Organization agree to comply with the requirements of all applicable laws, including any applicable federal and state securities laws, the rules and regulations of the SEC, and the rules and regulations issued by applicable federal bank regulatory agencies. Agent and the Participating Organization agree that they will not make Investor A Shares available for purchase to persons in any jurisdiction in which such Shares are not registered for sale or in which such Shares may not be lawfully sold. Agent and the Participating Organization further agree that they will maintain all records required by applicable law or otherwise reasonably requested by the Distributor in relation to fund transactions that they have executed.

2.3 By written acceptance of this Agreement, Agent and the Participating Organization agree to and do waive such portion of the fee payable under
     Section 3 as is necessary to assure that the amount of such fee which is required to be accrued by the Funds on any day with respect to such Funds' Shares does not exceed the income to be accrued to the Shares on such Funds on that day. The amount of the fee which must be waived by Agent and the Participating Organization under this Section 2.4 will be determined by the Distributor and will be based on Agent's pro rata portion of the fees payable under the Funds' Plan (including those fees payable to the Distributor and other organizations providing distribution assistance with respect to such Funds' Shares and/or Shareholder services to the holders of such Funds' Shares) that exceed the daily income to be accrued to the Shares of such Funds.

2.4 By written acceptance of this Agreement, Agent and Participating Organization represent, warrant and agree that: (i) the Participating Organization will disclose to Customers the order execution that it or Agent will perform pursuant to this agreement, other than those already disclosed in the Prospectuses and in Fund applications, and a schedule of any fees that the Participating Organization or Agent may charge directly to Customers for services it performs in connection with investments in the Group on the customer's behalf and (ii) any and all compensation payable to Agent and the Participating Organization by Customers in connection with the investment of their assets in the Group will be disclosed by the Participating Organization to Customers.


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3.   PURCHASE AUTHORIZATION; ORDER EXECUTION; OFFERING PRICE; DISTRIBUTION FEE

3.1 In all sales of Shares to Qualified Accounts, Agent and the Participating Organization shall act as agent for their Customers and in no such transaction shall Agent or Participating Organization act as dealer for its own account. As agent for its Customers, Agent is hereby authorized to: (i) place orders directly with the Funds' transfer agent for the purchase of Shares and (ii) tender Shares to the transfer agent for redemption, in each case subject to the terms and conditions set forth in the Prospectus and the operating procedures and policies established by the Distributor. The minimum dollar purchase of Shares shall be the applicable minimum amount set forth in the Prospectus, and no order for less than such amount shall be accepted by Agent or the Participating Organization. The procedures relating to the handling of orders will be subject to instructions which the Distributor shall forward to Agent or the Participating Organization from time to time. For purposes of this Agreement, Agent and the Participating Organization will be deemed to be independent contractors, and will have no authority to act as agent for the Distributor in any matter or in any respect.

3.2 All orders are subject to acceptance or rejection by the Distributor in its sole discretion. No person is authorized to make any representations concerning the Distributor, the Group, or a Fund's Shares except such representations contained in the relevant then- current Prospectuses and Statement of Additional Information and in such printed information as the Group or the Distributor may subsequently prepare. Agent and the Participating Organization are specifically authorized to distribute the Prospectuses and Statement of Additional Information and sales material received by them from the Distributor. No person is authorized to distribute any other sales material relating to a Fund without the prior approval of the Distributor. Agent and the Participating Organization agree to deliver, upon the request of the Distributor, copies of any relevant amended Prospectuses and Statement of Additional Information to Customers to whom Shares have been sold.

3.3 Agent and the Participating Organization shall not withhold placing Customers' orders for any Shares so as to profit themselves as a result of such withholding. Distributor shall not purchase any Shares from the Funds except for the purpose of covering purchase orders already received, and Agent and the Participating Organization shall not purchase any Shares from the Distributor except for the purpose of covering the purchase orders already received.

3.4 If any Shares purchased by Agent or the Participating Organization are repurchased by the Funds or by the Distributor for the account of the Funds, or are tendered for redemption within seven (7) business days after confirmation by the Distributor of the original purchase order for such Shares, (1) Agent and the Participating Organization agree forthwith to refund to the Distributor the full concession allowed to Agent, if any, on the original sale, such refund to be paid by the Distributor to the Fund whose Shares have been so repurchased upon receipt and (2) the Distributor shall forthwith pay to such Fund that part of the discount retained by the Distributor on the original sale. Notice will be given to Agent of any such repurchase or redemption within ten (10) days of the date which the repurchase or redemption is requested.


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
3.5 No party to this Agreement shall, as agent, purchase any Shares from a Qualified Account at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent Agent or the Participating Organization from selling Shares for the account of a Qualified Account to the Distributor or the issuer and charging the investor a fair commission for handling the transaction.

3.6 The Distributor will furnish Agent and Participating Organization, on request, with offering prices for the Shares in accordance with the then-current Prospectuses of the respective Funds of the Group, and Agent and the Participating Organization agree to quote such prices subject to the confirmation by the Distributor on any Shares offered to Agent and the Participating Organization for sale. The public offering price equals the net asset value per Share of the respective Fund plus a sales charge, if any, as disclosed in the Prospectus of the individual Fund. The Distributor hereby may, at its discretion, waive the front-end sales charges, if any, typically charged for the purchase of Investor A Shares for purchases executed by Agent on behalf of the Qualified Accounts.
     Agent and the Participating Organization acknowledge the fact that each price is always subject to confirmation, and will be the price next computed after receipt of an order. Agent and the Participating Organization acknowledge that it is Agent's responsibility to transmit purchase orders promptly to the Distributor. Agent and the Participating Organization further acknowledge that any failure to promptly transmit such orders to the Distributor that causes a Qualified Account to receive an improper price, based upon the requirements of Rule 22c-1 under the 1940 Act, shall be the joint and several responsibility of Agent and the Participating Organization and shall not be the responsibility of the Distributor. The Distributor reserves the right to cancel this Agreement at any time without notice if any Share shall be offered for sale by Agent or the Participating Organization at less than the then-current offering price determined by or for the respective Fund.

3.7 Agent shall be entitled to receive a distribution fee ("12b-1 Fee"), pursuant to the Plan, attached as Exhibit B, from Distributor at a rate calculated on a per annum basis of the net asset value of the Group's Investor A Shares, as computed in the manner specified in the Group's registration statement (as the same is in effect from time to time) and indicated on Exhibit A, purchased by Agent and the Participating Organization as agent for their Customers. Agent shall also be entitled to a concession which shall be that portion of the front-end sales load identified in the Prospectuses payable by Winsbury as a commission for sales of Shares to Qualified Accounts. Any amounts payable to Participating Organization for services under this Agreement shall be paid by Agent and shall not be the responsibility of the Distributor.

3.8 Agent, the Participating Organization and their employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of Agent's or the Participating Organization's responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable by the Distributor pursuant to Section 3 of this Agreement will provide to the Distributor the Group's Board of Trustees, and the Group's Trustees will review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, Agent and the Participating Organization will furnish to the Distributor, the Group or their designees such information as the Distributor, the Group





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
     or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Distributor, the Group and their designees (including, without limitation, any auditors designed by the Group), in the preparation of reports to the Group's Board of Trustees concerning this Agreement and the monies paid or payable by the Distributor pursuant hereto, as well as any other reports or filings that may be required by law.

4.   EXCULPATION; INDEMNIFICATION

4.1 The Distributor shall not be liable to Agent nor the Participating Organization and Agent and the Participating Organization shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by Agent or the Participating Organization of compliance with any provisions of the Securities Act, the Securities Exchange Act of 1934, the 1940 Act, the rules and regulations promulgated by the SEC, the NASD or any state securities administrator, or the applicable rules and regulations promulgated by federal banking agencies.

4.2 Agent and the Participating Organization will indemnify the Distributor and hold it harmless from any claims or assertions relating to the lawfulness of Agent's or the Participating Organization's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with Agent or the Participating Organization which are performed in connection with the discharge of Agent's or the Participating Organization's responsibilities under this Agreement. If such claims are asserted, the Distributor shall have the right to manage its own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be born by Agent and the Participating Organization.

4.3 The Distributor will indemnify Agent and the Participating Organization and will hold Agent and the Participating Organization harmless from any claims or assertions relating to the lawfulness of the Distributor's participation in this Agreement and the transactions contemplated hereby or relating to any activities or any persons or entities affiliated with the Distributor which are performed in connection with the discharge of the Distributor's responsibilities under this Agreement. If any such claims are asserted, Agent and the Participating Organization shall have the right to manage their own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be born by the Distributor.

5.   GENERAL

5.1 This Agreement will become effective with respect to each Fund on the date indicated on the first page of this Agreement. Unless sooner terminated with respect to any Fund, this Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Group who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect interest in


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
     the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or (with respect to a Fund) by a vote of the majority of the outstanding voting securities of that Fund (as such term is defined in the Statement of Additional Information), cast in person at a meeting called for the approval of voting on such approval, on sixty (60) days' written notice.

5.2 This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by the Distributor or by the Agent or by the Participating Organization, without penalty, upon sixty
     (60) days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Group who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect interest in the Plan relating to such Fund or any agreement relating to such Plan, including this Agreement, or (with respect to a Fund) by a vote of the majority of the outstanding voting securities of that Fund (as such term is defined in the Statement of Additional Information), cast in person at a meeting called for the purpose of voting on such approval, on sixty (60) days' written notice.

5.3 All communications to the Distributor shall be sent to the address set forth in this Agreement or at such other address as the Distributor may designate to Agent in writing. Any notice to Agent or Participating Organization shall be duly given if mailed or telecopied to Agent at the address or addresses as the Agent may provide in writing to the Distributor. All communications delivered to Agent pursuant to this Agreement shall be deemed to be delivered to Participating Organization.

5.4 This Agreement supersedes any other Agreement between the Distributor and Participating Organization and any other Agreement between the Distributor and Agent with respect to the offer and sales of Investor A Shares of the Group to Qualified Accounts and relating to any other matters discussed herein. All covenants, agreements, and representations and warranties made herein shall be deemed to have been material and relied on by each party, not withstanding any investigation by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by a construed in accordance of the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and the respective successors and assigns.

5.5  This Agreement is a Related Agreement under the Plan.

5.6 The names "The Parkstone Group of Funds" and "Trustees of the Parkstone Group of Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of March 25, 1987, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of Massachusetts and elsewhere as


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
     required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Parkstone Group of Funds" entered into in the name of or on behalf thereof by any of the trustees, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the trustees, shareholders, or representatives of the Group personally, but bind only the assets of the Group and all persons dealing with any series of shares of the Group must look solely to the assets of the Group belonging to such series for the enforcement of any claims against the Group.

5.7 All communications to the Distributor shall be sent to the following address:

                           The Winsbury Company
                           1900 East Dublin-Granville Road
                           Columbus, OH  43229

                                             THE WINSBURY COMPANY LIMITED
                                             PARTNERSHIP

                                             By:   The Winsbury Corporation,
                                                   General Partner

                                             By:  /s/ Stephen G. Mintos
                                                -------------------------
                                                  Stephen G. Mintos
                                                  Executive Vice President

                                             FIRST OF AMERICA SECURITIES, INC.
                                             On behalf of itself and First of
                                             America Brokerage Service, Inc.


                                             By:  /s/ Susan L. Currier
                                                -------------------------
                                                  Susan L. Currier
                                                  President


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
                                   EXHIBIT A

  The Parkstone Group of Funds

  Investor A Share Fund                                       Fee
  ---------------------                                       ---
   1.  Parkstone U.S. Government Obligations Fund            0.10%
   2.  Parkstone Tax-Free Fund                               0.10%
   3.  Parkstone Prime Obligations Fund                      0.10%
   4.  Parkstone Treasury Fund                               0.10%
   5.  Parkstone Municipal Investor Fund                     0.10%
   6.  Parkstone Equity Fund                                 0.25%
   7.  Parkstone Small Capitalization Fund                   0.25%
   8.  Parkstone High Income Equity Fund                     0.25%
   9.  Parkstone International Discovery Fund                0.25%
  10.  Parkstone Balanced Fund                               0.25%
  11.  Parkstone Bond Fund                                   0.25%
  12.  Parkstone Limited Maturity Bond Fund                  0.25%
  13.  Parkstone Michigan Municipal Bond Fund                0.25%
  14.  Parkstone Municipal Bond Fund                         0.25%
  15.  Parkstone U.S. Government Income Fund                 0.25%
  16.  Parkstone Intermediate Government Obligations Fund    0.25%

  The Fees indicated above are subject to disclosure in the Prospectuses. The parties hereto agree that Fees payable shall be governed by such Prospectus disclosure notwithstanding any conflict with the figures set forth above.

                                      THE WINSBURY COMPANY LIMITED
                                      PARTNERSHIP

                                      By:  The Winsbury Corporation,
                                           General Partner

                                      By:  /s/ Stephen G. Mintos
                                          -------------------------
                                           Stephen G. Mintos
                                           Executive Vice President


                                      FIRST OF AMERICA SECURITIES, INC.
                                      On behalf of itself and First of America
                                      Brokerage Service, Inc.


                                      By:  /s/ Susan L. Currier
                                          -------------------------
                                           Susan L. Currier
                                           President

                                   EXHIBIT B

              Investor A Distribution and Shareholder Service Plan

  This Plan (the "Investor A Plan") constitutes a distribution and shareholder service plan of The Parkstone Group of Funds, a Massachusetts business trust (the "Trust"), adopted pursuant Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "1940 Act"). The Investor A Plan relates to the Investor A Shares of those investment portfolios identified on Schedule B to the Trust's Distribution Agreement and as amended form time to time (the "Investor A Plan Funds").

  Section 1. Each Investor A Plan Fund shall pay to The Winsbury Company Limited Partnership, an Ohio limited partnership and the distributor (the "Distributor") of the Trust's shares of beneficial interest of its Investor A class (the "Investor A Shares"), a fee in an amount not to exceed on an annual basis .25% of the average daily net asset value of the Investor A Shares of such Fund (the "Investor A Plan Fee") for: (a) payments the Distributor makes to banks and other institutions and broker/dealers (a "Participating Organization") for distribution assistance and/or Shareholder service pursuant to an agreement with the Participating Organization or for distribution assistance and/or Shareholder service provided by the Distributor pursuant to an agreement between the Distributor and the Trust; or (b) reimbursement of expenses incurred by a Participating Organization pursuant to an agreement in connection with distribution assistance and/or Shareholder service including, but not limited to, the reimbursement of expenses relating to printing and distributing prospectuses to persons other than Shareholders of an Investor A Plan Fund, printing and distributing advertising and sales literature and reports to Shareholders used in connection with the sale of Investor A Shares, and personnel and communication equipment used in servicing Shareholder accounts and prospective shareholder inquiries. For purposes of the Investor A Plan, a Participating Organization may include the Distributor or any of its affiliates or subsidiaries.

  Section 2. The Investor A Plan Fee shall be paid by the Investor A Plan Funds to the Distributor only to compensate or to reimburse the Distributor for payments or expenses incurred pursuant to Section 1.

  Section 3. The Investor A Plan shall not take effect with respect to an Investor A Plan Fund until it has been approved by a vote of at least a majority of the outstanding Investor A Shares of such Fund.

  Section 4. The Investor A Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on the Investor A Plan or such agreement.

  Section 5. The Investor A Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of the Investor A Plan in Section 4.

  Section 6. Any person authorized to direct the disposition of monies paid or payable by the Investor A Plan Funds pursuant to the Investor A Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

  Section 7. The Investor A Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Investor A Shares of an Investor A Plan Fund.

  Section 8. All agreements with any person relating to implementation of the Investor A Plan shall be in writing, and any agreement related to the Investor A Plan shall provide:

   (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Investor A Shares of the Investor A Plan Fund, on not more than 60 days' written notice to any other party to the agreement; and

  (b) That such agreement shall terminate automatically in the event of its assignment.

  Section 9. The Investor A Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without approval in the manner provided in Section 3 hereof, and all material amendments to the Investor A Plan shall be approved in the manner provided for approval of the Investor A Plan in Section 4.

  Section 10. As used in the Investor A Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of the Investor A Plan or any agreements related to it, and (b) the terms "assignment", "interested person" and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.


                                      B-2